IRREVOCABLE INSTRUCTIONS FOR LETTER OF CREDIT

January 15, 2010

Mr. Ed Newton
Senior Vice President
The Bank of Tampa
5401 West Waters Avenue
Tampa, FL  33634

Re:           Instruction to Issue Letter of Credit

Dear Mr. Newton:

Reference is made to your letter dated January 11, 2010 (the “Commitment Letter”), whereby The Bank of Tampa (the “Bank”) committed to issue an irrevocable standby letter of credit (the “Letter of Credit”), in the amount of $1,000,000, for Southwest Signal, Inc., a Florida corporation (the “Borrower”), as Borrower, and St. George Investments, LLC, an Illinois limited liability company (“Beneficiary”), as Beneficiary.

The Commitment Letter provides, as a condition precedent to the Bank’s obligation to issue the Letter of Credit, that the Borrower’s working capital line of credit (the “Line of Credit”) be paid down from a $1,000,000 balance to a zero balance.  Moreover, we understand that no draws will be permitted under the Line of Credit until such time as (i) the Letter of Credit expires, or (ii) the Letter of Credit, in original form, has been returned to the Bank.

The Bank previously received a $75,000 payment, reducing the balance on Line of Credit to $925,000, and has now received the $925,000 payment contemplated in the Commitment Letter and that certain Funding and Letter of Credit Agreement, to which the Bank is an acknowledging party.

We hereby instruct you as follows:

1.	Apply the $925,000 payment to the Line of Credit, which will reduce the outstanding balance on the Line of Credit to zero.

2.	Execute and issue the Letter of Credit in the amount of $1,000,000 and transmit such directly the Beneficiary at the following address:

St. George Investments, LLC
c/o John M. Fife
303 East Wacker Drive
Suite 311
Chicago, Illinois 60601

This letter may be delivered to you by the Beneficiary or its representative.  Thank you for your assistance in this matter.

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IRREVOCABLE LETTER OF CREDIT INSTRUCTIONS
Mr. Ed Newton

Very truly yours,

SOUTHWEST SIGNAL, INC.

By:
Kevin J. Fitzgerald
President

GUARANTORS:

Kevin J. Fitzgerald

Pamela W. Fitzgerald

cc:	John M. Fife
Jonathan K. Hansen
Olin G. Shivers